UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-12

                               NOBLE ROMAN'S, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)  Title of each class of securities to which the transaction applies:
        (2)  Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)  Proposed maximum aggregate value of transaction:
        (5)  Total fee paid:

[ ]     Fee paid previously with preliminary materials.
[ ] Check the box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount previously paid:
        (2)  Form, Schedule or Registration No.:
        (3)  Filing Party:
        (4)  Date Filed:

                               NOBLE ROMAN'S, INC.
                         ONE VIRGINIA AVENUE, SUITE 300
                           INDIANAPOLIS, INDIANA 46204
                                 (317) 634-3377


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JULY 2, 2013


     To the Shareholders of Noble Roman's, Inc.:

     We are notifying you that the 2013 annual meeting of shareholders of Noble Roman's, Inc., an Indiana corporation ("Noble Roman's" or the "Company"), will be held at 10:00 a.m. local time on Tuesday, July 2, 2012, at the Hyatt Regency, One S. Capitol Avenue, Indianapolis, Indiana 46204, for the following purposes:

     1. To elect one Class III director, to serve until the 2016 annual meeting of shareholders or until his successor is elected and qualified;

     2. To approve on an advisory basis the compensation of the Company's named executive officers as disclosed pursuant to Item 402 of Regulation S-K;

     3. To propose on an advisory basis the frequency of future advisory votes on executive compensation;

     4. To ratify the selection of Somerset CPAs, P.C. as the Company's independent registered public accounting firm for the year ending December 31, 2013; and

     5. To transact any other business that is properly brought before the annual meeting or any adjournment thereof.

     Noble Roman's board of directors has fixed the close of business on May 15, 2013 as the record date to determine the shareholders who are entitled to notice of, and to vote at, the annual meeting. Only holders of record of Noble Roman's common stock at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof.

     Please read carefully the accompanying proxy statement. The proxy statement is deemed incorporated by reference in and forms a part of this Notice.

     Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on July 2, 2013 - the Proxy Statement and the Annual Report on Form 10-K are available at www.nobleromans.com under the heading "Investor Relations."

     Whether or not you plan to attend the annual meeting in person, please promptly complete, sign, date and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. You may revoke your proxy in the manner described in the proxy statement at any time before the proxy has been voted at the annual meeting. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote "FOR" the matters considered at the annual meeting, except for the advisory vote on frequency of votes on executive compensation, on which it will be counted as proposing that the vote be held every three years.


                                          By Order of the Board of Directors of
                                          Noble Roman's, Inc.


                                          /s/ Paul W. Mobley
                                          -------------------------------------
                                          Paul W. Mobley,
                                          Chairman and Chief Executive Officer

                                          May 17, 2013

                               NOBLE ROMAN'S, INC.
                         ONE VIRGINIA AVENUE, SUITE 300
                           INDIANAPOLIS, INDIANA 46204
                                 (317) 634-3377


                                 PROXY STATEMENT

                         Annual Meeting of Shareholders

                                  July 2, 2013


     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Noble Roman's, Inc., an Indiana corporation ("Noble Roman's", "We" or the "Company"), for use at the annual meeting of shareholders to be held on Tuesday, July 2, 2013 at 10:00 a.m., local time, at the Hyatt Regency, One S. Capitol Avenue, Indianapolis, Indiana 46204, and any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of the annual meeting of shareholders.

     Unless otherwise directed by the giver of the proxy, the persons named in the enclosed form of proxy, or the one of them who acts, will vote all shares subject to the proxy as follows:

     FOR the election of Mr. A. Scott Mobley as Class III director of the Company, to serve until the 2016 annual meeting of shareholders or until his successor is elected and qualified;

     FOR the advisory approval of the compensation of the Company's named executive officers as disclosed pursuant to Item 402 of Regulation S-K;

     With respect to the frequency of future advisory approval of the compensation of the Company's named executive officers, that the vote be held every three years;

     FOR the ratification of the engagement of Somerset CPAs, P.C. as the Company's independent registered public accounting firm for the year ending December 31, 2013; and

     In their discretion on the transaction of such other business as may properly come before the annual meeting.

     This proxy statement, the notice of annual meeting and the accompanying proxy form were first mailed to the holders of our common stock on or about May 17, 2013. We will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. Our directors, executive officers and employees also may solicit proxies personally or by telephone or other means, but they will not be specially compensated for such services. Certain holders of record, such as brokers, custodians and nominees, may be requested to distribute proxy materials to beneficial owners and will be reimbursed by us for their reasonable expenses incurred in sending proxy materials to beneficial owners.

     A shareholder who executes a proxy may revoke it at any time before it is exercised by delivering to us another proxy bearing a later date, by submitting written notice of the revocation to our corporate secretary, or by personally appearing at the annual meeting and casting a contrary vote.


                    VOTING RIGHTS AND SOLICITATION OF PROXIES

     Only common shareholders and preferred shareholders of record at the close of business on May 15, 2013 are entitled to notice of, and to vote at, the annual meeting. On such date, there were outstanding: 19,516,589 shares of our common stock; and 20,625 shares of Series B Convertible Preferred Stock, with 366,667 total votes. There are approximately 280 holders of record of common stock. Each share of common stock is entitled to one vote on each matter to be voted upon at the annual meeting. The holders of Series B Convertible Preferred Stock are entitled to cast a number of votes equal to the number of shares of common stock into which their shares of Series B Convertible Preferred Stock are convertible, which is currently 17.8 votes per share.

     The Company's By-Laws provide that the holders of a majority of the Company's outstanding shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and "broker non-votes" will be counted as present for the purpose of determining the presence of a quorum.

     A "broker non-vote" occurs when a broker lacks discretionary voting power to vote on a "non-routine" proposal and a beneficial owner fails to give the broker voting instructions on that matter. The election of directors, the advisory approval of executive compensation, and the frequency of advisory votes approving executive compensation are not considered "routine" matters. Beneficial owners who hold their shares through stock brokerage accounts will have to give voting instructions to their brokers in order for the brokers to vote on the election of directors, the advisory approval of executive compensation, and the advisory vote regarding frequency of future "say-on-pay" votes. If you are a beneficial owner, failure to provide instructions to your broker will result in your shares not being voted in connection with the election of directors, the advisory approval of executive compensation, and the advisory vote regarding frequency of future "say-on-pay" votes. The ratification of the selection of Somerset CPAs, P.C. as the Company's independent registered public accounting firm for 2013 is considered a "routine" matter and a broker has the discretionary voting power to vote on this matter without any instructions from the beneficial owner. Broker non-votes are counted for purposes of determining a quorum, but will have no effect on: the election of directors; the advisory vote on executive compensation; the advisory vote on the frequency of future advisory votes on executive compensation; or the ratification of the selection of Somerset CPAs, P.C. An abstention will not count as a vote against the ratification of the selection of Somerset CPAs, P.C.

     The affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at the meeting and eligible to vote is required for the election of the director nominee. At this year's meeting there is one nominee to be elected as a Class III director. Therefore, that nominee will be elected provided he receives any votes "FOR" his election, regardless of how many votes to "WITHHOLD AUTHORITY" that nominee receives.

     The affirmative vote of holders of a majority of the shares present in person or represented by proxy at the meeting and voting on such matter will be required for: (1) the advisory approval of the compensation of the Company's named executive officers as disclosed pursuant to Item 402 of Regulation S-K;
(2) ratification of Somerset CPAs, P.C. as the Company's independent registered public accounting firm for the year ending December 31, 2013; and (3) for the approval of any other matter that might be properly raised and submitted to a vote at the meeting. The advisory vote recommending the frequency (i.e., every one, two, or three years) of future advisory votes on executive compensation that receives the greatest number of votes will be considered our shareholders' advice on the issue. However, consistent with our By-laws, the agenda for this year's meeting is set and no additional matters, other than the proposals described in this proxy statement, may be submitted for consideration by our shareholders at the meeting, other than procedural issues such as adjournment, postponement or continuation. On procedural issues, all shares represented by proxy may be voted at the discretion of the attorneys-in-fact named in the proxies, to the extent permitted by law.

                              ELECTION OF DIRECTORS

     At the 2013 annual meeting of shareholders, in accordance with the Company's By-Laws, the shareholders will elect one Class III director to serve until the 2016 annual meeting of shareholders or until his successor is duly elected and qualified. The board of directors has nominated Mr. A. Scott Mobley for election as a Class III director. Mr. Mobley is currently a director of the Company, has consented to being named in this proxy statement, and has agreed to continue to serve as director, if elected.

     Should this nominee become unavailable or decline to serve for any reason, the Company expects that each person named in the proxy will vote for the election of another person as may be designated by the board of directors. The board of directors is not aware of any circumstances likely to cause the nominee to be unavailable for election or to decline to serve.

     The board of directors recommends a vote "FOR" the election of the director nominee.

     Set forth below is certain information regarding the director nominee, the executive officers and the directors of the Company:

     Name                         Age    Positions with the Company
     ----                         ---    --------------------------
     Paul W. Mobley               72     Chairman of the Board, Chief Executive
                                         Officer, Chief Financial Officer

     A. Scott Mobley              49     President, Secretary and Director
     Douglas H. Coape-Arnold      67     Director
     Jeffrey Gaither              54     Director
     Troy Branson                 49     Executive Vice President of Franchising
     Mitchell Grunat              60     Vice President of Franchise Services
     James D. Bales               43     Vice President of Operations

     The executive officers of the Company serve at the discretion of the board of directors and are elected at the annual meeting of the board of directors. In 2009, the board of directors adopted a classified board structure in which the directors are divided into three classes with approximately one-third of the directors standing for election each year. At this year's meeting, only the Class III director is standing for election. Under this structure, directors serve staggered three-year terms or until their successors are duly elected and qualified.

     The following is a brief description of the previous business background of the director nominee, executive officers and directors:

     Paul W. Mobley has been Chairman of the Board, Chief Executive Officer and Chief Financial Officer since December 1991, and a Director since 1974. Mr. Mobley was President of the Company from 1981 to 1997. From 1975 to 1987, Mr. Mobley was a significant shareholder and president of a company which owned and operated 17 Arby's franchise restaurants. From 1974 to 1978, he also served as Vice President and Chief Operating Officer of the Company and from l978 to 1981 as its Senior Vice President. He is the father of A. Scott Mobley. Mr. Mobley has a B.S. in Business Administration from Indiana University and is a CPA.

     A. Scott Mobley has been President since 1997, a Director since January 1992, and Secretary since February 1993. Mr. Mobley was Vice President from November 1988 to October 1997, and from August 1987 until November 1988 he also served as Director of Marketing for the Company. Prior to joining the Company Mr. Mobley was a strategic planning analyst with a division of Lithonia Lighting Company. Mr. Mobley has a B.S. in Business Administration from Georgetown University, and an MBA from Indiana University. He is the son of Paul W. Mobley.

     Douglas H. Coape-Arnold has been a Director of the Company since 1999. Mr. Coape-Arnold has been Managing General Partner of Geovest Capital Partners, L.P. since January 1997, and was Managing Director of TradeCo Global Securities, Inc. from May 1994 to December 2002. Mr. Coape-Arnold is a Chartered Financial Analyst.

     Jeffrey R. Gaither has been a Director of the Company since March 2010. Mr. Gaither has been a partner with the law firm Bose McKinney & Evans, LLP since 2004, and assumed the position of Managing Partner of that firm in March 2010. Mr. Gaither has served as counsel to the Company in various matters since 1998. Mr. Gaither holds a J.D., cum laude, from Indiana University School of Law, and a B.S. in public affairs from Indiana University.

     Troy Branson has been Executive Vice President of Franchising for the Company since November 1997, and from 1992 to 1997, he was Director of Business Development. Before joining the Company, Mr. Branson was an owner of Branson-Yoder Marketing Group from 1987 to 1992. Mr. Branson received a B.S. in Business from Indiana University.

     Mitchell Grunat has been Vice President of Franchise Services for the Company since August 2002. Before joining the Company, Mr. Grunat served as:
Chief Operating Officer of Lanter Eye Care from 2001 to 2002; Business Development Officer for Midwest Bankers from 2000 to 2001; and Chief Operating Officer for Tavel Optical Group from 1987 to 2000. Mr. Grunat has a B.A. degree in English and Philosophy from Muskingum College.

     James D. Bales has been Vice President of Operations since March 2008. Before assuming that position, Mr. Bales held various other positions with the Company beginning in March 2004. Before joining the Company, Mr. Bales had 15 years of management experience in operations and marketing in various positions with TCBY Yogurt starting in 1989. Mr. Bales attended Northern Kentucky University for Graphic Design, Inver Hills Community College for Business Management, and obtained his B.S. in Business from the University of Phoenix.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of April 8, 2013, there were 19,516,589 shares of the Company's common stock outstanding and 25,000,000 shares of common stock authorized. The following table sets forth the amount and percentage of the Company's common stock beneficially owned on April 8, 2013, including shares that may be acquired by the exercise of options, by: (A) each director and named executive officer individually; (B) each beneficial owner of more than five percent of the Company's outstanding common stock known to the Company; and (C) all executive officers and directors as a group.

      Name                               Number of Shares          Percent of
of Beneficial Owner                   Beneficially Owned (1)    Common Stock (2)
-------------------                   ----------------------    ----------------

 Paul W. Mobley                           3,456,035 (3)              16.7%

 A. Scott Mobley                          1,563,660 (4)               7.6

 Douglas H. Coape-Arnold                   765,000 (5)                3.8

 Jeffrey Gaither                           100,000 (6)                 *

 James Bales                                95,000 (7)                 *

 Troy Branson                              250,000 (8)                1.3

 Mitchell Grunat                           110,000 (9)                 *

 James W. Lewis                           1,909,580 (10)              9.8

 Zyville E. Lewis                         1,145,396 (11)              5.9

 Robert P. Stiller                        3,289,240 (12)             16.9


 All executive officers and
     directors as a group (7 persons)       6,339,695                28.1%
-------------------------------------
*Less than one percent

     (1) All shares owned directly with sole investment and voting power, unless otherwise noted. No director or executive officer owns any Series B Convertible Preferred Stock.

     (2) The percentage calculations are based upon 19,516,589 shares of the Company's common stock issued and outstanding as of April 8, 2013 and, for each officer or director of the group, the number of shares subject to options, warrants or conversion rights.

     (3) The total includes 1,200,000 shares of common stock subject to options granted under a stock option plan. Mr. Mobley's address is One Virginia Avenue, Suite 300, Indianapolis, IN 46204.

     (4) The total includes 1,020,000 shares of common stock subject to options granted under a stock option plan. Mr. Mobley's address is One Virginia Avenue, Suite 300, Indianapolis, IN 46204.

     (5) This total includes 380,000 shares of common stock subject to options granted under a stock option plan.

     (6) The total includes 90,000 shares of common stock subject to options granted under a stock option plan.

     (7) The total includes 95,000 shares of common stock subject to options granted under a stock option plan.

     (8) The total includes 120,000 shares of common stock subject to options granted under a stock option plan.

     (9) The total includes 110,000 shares of common stock subject to options granted under a stock option plan.

     (10) The total includes 138,580 shares of common stock owned by James Lewis Family Investments LP, 220,000 shares of common stock owned by James
          W. Lewis MPPP and 200,000 shares owned by Geometry Asset Management, Inc. Mr. Lewis's address is 335 Madison Ave., Suite 1702, New York, NY 10017.

     (11) Ms. Lewis's address is 456 N. Maple Street, Greenwich, CT 06830.

     (12) Based on a Schedule 13G/A filed November 21, 2012, by Robert P. Stiller. Mr. Stiller's address is 33 Coffee Lane, Waterbury, VT 05676.

                              CORPORATE GOVERNANCE

     Paul W. Mobley serves both as the Chairman on the board of directors and the Chief Executive Officer of the Company. The Company does not have a designated lead independent director. For a number of years the Company has operated using a common U.S. board leadership structure under which the Chief Executive Officer also serves as Chairman of the board of directors. The board of directors believes that, given the Company's relatively small size and limited resources, the Company has been well-served by this leadership structure and that this structure continues to be the optimal structure for our Company and our shareholders. The board of directors believes that this structure demonstrates to our employees, franchisees and shareholders strong leadership, with a single person having primary responsibility for managing the Company's operations.

     Our whole board of directors has responsibility for the oversight of risk management. Our whole board of directors from time to time discusses with management areas of material risk exposures, their potential impact on the Company, the steps we take to monitor risk exposure, and controls to mitigate such exposures.

     The Company has adopted a code of ethics for its senior executive and financial officers. The code of ethics can be obtained without charge by contacting the Company's executive office at One Virginia Ave., Suite 300, Indianapolis, IN 46204, and requesting a copy of the code of ethics.

     In 2012, the board of directors met three times and each of the directors of the Company attended all three meetings of the board of directors. All directors are encouraged to attend our annual meeting of shareholders. The Company held an annual meeting of shareholders on June 28, 2012, at which all directors were in attendance. The Company does not have standing audit, compensation, or nominating and corporate governance committees.

Certain Relationships and Transactions

     The Company has reviewed all transactions to which the Company and certain officers and directors of the Company are a party or have a financial interest. The board of directors of the Company has adopted a policy that all transactions between the Company and its officers, directors, principal shareholders and other affiliates must be approved by a majority of the Company's disinterested directors, and be conducted on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

     Jeffrey Gaither is a partner with the Bose McKinney & Evans, LLP, a law firm that performs various legal services for the Company. Amounts paid by the Company to Bose McKinney for services rendered were $428,028 and $382,338 in 2011 and 2012, respectively.

     Paul W. Mobley, the Company's Chairman of the Board and Chief Executive Officer, loaned the Company $1,255,821 from 2010 to 2012, which was evidenced by a promissory note, to help fund principal payments due under the Company's bank loan and payments related to discontinued operations. The promissory note provided for interest at the rate of 8% per annum to be paid monthly on the unpaid principal balance of the note, which was executed on December 1, 2010, and continued on the first day of each calendar month thereafter until the note was paid in full. Interest paid on this Note was $45,716 and $76,246 in 2012 and 2011, respectively. This loan was repaid in full on May 15, 2012 as the result of the Company refinancing its outstanding debt, as described in Note 3 to the Notes to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

     Other than Mr. Gaither's relationship with Bose McKinney and the former note payable to Mr. Mobley, the board of directors has determined that there were no transactions with related parties since January 1, 2012 which are required to be disclosed in this proxy statement.

     The Company's board of directors is currently comprised of: Paul W. Mobley, our Chairman and Chief Executive Officer; A. Scott Mobley, our President and Chief Operating Officer; Douglas H. Coape-Arnold; and Jeffrey Gaither. For the purpose of determining director independence, the Company has adopted the New York Stock Exchange definition of independence. The board of directors has determined that Mr. Coape-Arnold is an independent director under that definition.

Board Role in Audit Process

     The board of directors does not have a separately established audit committee. Because no separate audit committee has been established, the board of directors, as a whole, performs certain functions ordinarily delegated to an audit committee. The board of directors has determined that Mr. Coape-Arnold is qualified as an "Audit Committee Financial Expert."

     The board of directors has reviewed and communicated with management and with Somerset CPAs, P.C., the Company's independent auditor, the Company's audited consolidated financial statements as of December 31, 2012 and for the year then ended. The board of directors also has communicated with Somerset CPAs, P.C. the matters required to be discussed by Statement on Auditing Standards No. 115, "Communication with Audit Committees." The board of directors has received the written disclosures and the letter from Somerset CPAs, P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the board of directors concerning independence, and has communicated with the independent accountant the independent accountant's independence. Based upon the board of directors' review and communications noted above, the board of directors authorized the audited consolidated financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission.

                    Board of Directors of Noble Roman's, Inc.
              Paul W. Mobley, A. Scott Mobley, Douglas Coape-Arnold
                             and Jeffrey R. Gaither


Board Role in Nominations

     The Company does not have a standing nominating committee. The board of directors does not believe that a nominating committee is necessary due to the Company's relatively small size, the relatively small size of its board of directors, and its historically limited need to add new directors. When the Company has had a rare vacancy on the board of directors, the entire board has participated in the nomination process. The board expects all of the directors to participate in the nomination process and in the review of potential nominees. The board of directors does not have a formal policy regarding the consideration of shareholder nominees; however, the board will consider candidates on a case-by-case basis. There are no specific qualifications that a candidate must have in order to be considered. When a vacancy exists, the board generally relies on the personal knowledge and references of the directors and publicly available data to identify potential nominees.

     The board of directors has adopted amended and restated By-Laws that contain the procedures by which shareholders may nominate directors. Among other items, these provisions set forth the procedures that shareholders must follow in order for a shareholder nominee to be considered at a meeting, the information that a shareholder must provide to the Company with respect to itself and the nominee, and the deadlines by which a shareholder nomination must be received in order to be considered at a meeting.

Board Role in Compensation Determinations

     The Company does not have a standing compensation committee. The compensation program is supervised by the entire board of directors. The board of directors does not believe that a compensation committee is necessary due to the Company's relatively small size and the relatively small size of its board of directors. All directors participate in compensation discussions. A director that is also an officer does not vote on his own compensation. The compensation of the Chairman/CEO and the President of the Company has been set by long-term contracts with those individuals. The compensation of other executive officers of the Company is recommended by the Chairman/CEO and President and reviewed by the Company's board of directors as it deems appropriate. Other than the Chairman/CEO and President, no other executive officer participates in the compensation process.

Communication with the Board

     Communications by shareholders or by other parties may be sent to the board of directors by U.S. mail or overnight delivery and should be addressed to the board of directors c/o Secretary, Noble Roman's, Inc., One Virginia Avenue, Suite 300, Indianapolis, IN 46204. Communications directed to the entire board of directors, or one or more directors, will be reviewed by the Secretary and forwarded to the board of directors as appropriate and may be made anonymously.


             Section l6(a) Beneficial Ownership Reporting Compliance
             -------------------------------------------------------

     Based solely on a review of the copies of reports of ownership and changes in ownership of the Company's common stock, furnished to the Company, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 were complied with.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Because no separate Compensation Committee has been established, the board of directors, as a whole, performs certain functions ordinarily delegated to a Compensation Committee. Paul W. Mobley, A. Scott Mobley, Douglas H. Coape-Arnold and Jeffrey R. Gaither all participated in executive compensation decisions for the year ended December 31, 2012.


                             EXECUTIVE COMPENSATION

                       Summary Compensation Table for 2012
                       -----------------------------------

     The following table sets forth the cash and non-cash compensation awarded to or earned by the Chief Executive Officer and the Chief Financial Officer and the one other highest paid executive officer of the Company.

                                                                          Non-Equity
                                                                           Incentive      Option         Total
       Name and Principal Position(s)            Year       Salary       Compensation    Awards(1)    Compensation
       ------------------------------            ----       ------       ------------    ---------    ------------
Paul Mobley                                      2012      $400,000        $      -      $  8,500       $408,500
    Chairman of the Board, Chief Executive
    Officer and Chief Financial Officer          2011      $400,000        $      -      $130,000       $530,000

A. Scott Mobley                                  2012      $306,800        $  7,397      $  8,500       $322,697
    President and Secretary                      2011      $306,800        $  3,060      $ 78,000       $387,860

Troy Branson                                     2012      $100,000        $ 96,775      $  2,550       $199,325
    Executive Vice President                     2011      $100,000        $ 92,375      $  4,350       $196,275

(1) These amounts represent the grant date fair value of the option awards. See "--Equity Incentive Awards" for information regarding valuation of stock option grants.

Equity Incentive Awards

     The Summary Compensation Table includes the grant date fair value for 2011 and 2012 for stock options granted to the named executive officers under the Company's employee stock option plan. The Company determines the grant date fair value of stock options calculated in accordance with FASB ASC Topic 718. See
Note 7 to the Notes to the Company's Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the Company's determination of the grant date fair value of stock options.

     The Company granted options on 1,800,000 shares on January 25, 2011 at an exercise price of the then-current market price of $1.05 per share, and on June 22, 2011, the Company granted options for 200,000 shares at an exercise price equal to the then-current market price of $.90 per share. The Company granted options on 361,000 shares on June 28, 2012 at an exercise price equal to the then-current market price of $.58 per share. The Company expects all stock options outstanding at December 31, 2012 to vest. During 2012, employees exercised stock options for 60,000 shares and stock options for 75,000 shares were forfeited.

     The Company maintains an employee stock option plan for our employees, officers and directors that is designed to motivate them to increase shareholder value. Any employee, officer or director of the Company is eligible to be awarded options under the plan. The employee stock option plan provides that any options issued pursuant to the plan will have a three-year vesting period and will expire ten years after the date of grant. The vesting period is intended to provide incentive for longevity with the Company. Awards under the plan are periodically made at the recommendation of the Chairman/CEO and President, and then approved by the board of directors. The employee stock option plan does not have a limit on the number of shares that may be issued under the plan.

Employment Agreements

     Paul Mobley has an employment agreement with the Company which: (A) fixes his base compensation at $586,556 per year for 2012 (although Mr. Mobley voluntarily reduced his base compensation to $400,000 for 2012); (B) provides for reimbursement of travel and other expenses incurred in connection with his employment, including the furnishing of an automobile and health and accident insurance similar to that provided other employees; and (C) provides life insurance in an amount related to his base salary. The initial term of the agreement is seven years and the term automatically renews each year for a seven-year period unless the board of directors takes specific action to not renew. The agreement is terminable by the Company for just cause as defined in the agreement. The agreement does not provide for any benefits payable as a result of a change of control of the Company.

         A. Scott Mobley has an employment agreement with the Company which: (A) fixes his base compensation at $387,227 per year for 2012 (although Mr. Mobley voluntarily reduced his base compensation to $306,800 for 2012); (B) provides for reimbursement of travel and other expenses incurred in connection with his employment, including the furnishing of an automobile and health and accident insurance similar to that provided other employees; and (C) provides life insurance in an amount related to his base salary. The initial term of the agreement is five years, and the term automatically renews each year for a five-year period unless the board of directors takes specific action to not renew. The agreement is terminable by the Company for just cause as defined in the agreement. The agreement does not provide for any benefits payable as a result of a change of control of the Company.

Non-Equity Incentive Arrangements

     The Company currently has a non-equity incentive arrangement with our President under which he may earn additional compensation if the Company's net income increases for a given year as compared to the immediately prior year. For the purposes of this calculation we exclude any one-time gains or gains or losses from discontinued operations. For 2012, the President earned $7,397 in non-equity incentive compensation.

     The Company also currently has a non-equity incentive arrangement with our Executive Vice President under which he may earn additional compensation. His compensation is based on 2.5% of all royalty and fee revenue associated with franchising less the direct expenses of those activities excluding any administrative cost. The net revenue for this activity under this calculation in 2012 was $3.871 million. Therefore, our Executive Vice President earned $96,775 of non-equity incentive compensation for 2012.

                  Outstanding Equity Awards at Fiscal Year-End
                  --------------------------------------------

     The following table sets forth information concerning the number of outstanding equity awards of the executive officers named in the Summary Compensation Table as of December 31, 2012.

----------------------------------------------------------------------------------------------------------

                                                          Option Awards
----------------------------------------------------------------------------------------------------------

                      Number of Securities     Number of Securities
                     Underlying Unexercised   Underlying Unexercised    Option Exercise  Option Expiration
                    Options (#) Exercisable  Options (#) Unexercisable     Price ($)           Date
          Name
----------------------------------------------------------------------------------------------------------
Paul W. Mobley              100,000                                           .95             4/28/20
----------------------------------------------------------------------------------------------------------
                            666,667                   333,333                 1.05            1/25/21
----------------------------------------------------------------------------------------------------------
                                                      100,000                 .58             6/27/22
----------------------------------------------------------------------------------------------------------
A. Scott Mobley              20,000                                           .83            12/22/14
----------------------------------------------------------------------------------------------------------
                             25,000                                           2.30            8/28/16
----------------------------------------------------------------------------------------------------------
                            175,000                                           .36             3/24/18
----------------------------------------------------------------------------------------------------------
                            100,000                                           .95             4/28/20
----------------------------------------------------------------------------------------------------------
                            400,000                   200,000                 1.05            1/25/21
----------------------------------------------------------------------------------------------------------
                                                      100,000                 .58             6/27/22
----------------------------------------------------------------------------------------------------------
Troy Branson                 10,000                                           2.30            8/28/16
----------------------------------------------------------------------------------------------------------
                             50,000                                           .95             4/28/20
----------------------------------------------------------------------------------------------------------
                                                      30,000                  .90             6/22/21
----------------------------------------------------------------------------------------------------------
                                                      30,000                  .58             6/27/22
----------------------------------------------------------------------------------------------------------

     All options listed above vested or will vest three years after the date of the grant if the optionee continues to be employed by the Company, and expire ten years after the grant date.


                                                   DIRECTOR COMPENSATION

    -----------------------------------------------------------------------------------------------

                                        Fees Earned
                                         or Paid in   Option Awards     All Other
                       Name               Cash ($)        ($)        Compensation ($)    Total ($)
    -----------------------------------------------------------------------------------------------
          Douglas H. Coape-Arnold          17,000        1,700              -              18,700
    -----------------------------------------------------------------------------------------------

            Jeffrey R. Gaither             17,000        1,700              -              18,700
    -----------------------------------------------------------------------------------------------


     Jeffrey Gaither and Douglas Coape-Arnold are compensated: $14,000 as an annual retainer fee paid quarterly; a $1,000 fee for each board of directors meeting attended; a $1,000 annual fee for each committee on which such director serves; and a $900 fee for each committee meeting attended. The directors are all eligible for stock option grants and are reimbursed for out-of-pocket expenses incurred in connection with their board service.

     The Company does not pay any separate compensation for directors that are also employees of the Company.

   NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

     We are requesting our shareholders to provide advisory approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. This vote, on what is sometimes referred to as a "say-on-pay" proposal, is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"). This year's annual meeting will be the first time that we present our shareholders with a "say-on-pay" vote.

     The Company's executive compensation program is designed to attract, motivate, and retain our executive officers, who are critical to the Company's continuing success. As set forth in the "Summary Compensation" and "Outstanding Equity Awards at Fiscal Year-End" tables above, including the accompanying narrative disclosure to those tables, our executive compensation program is comprised of cash and equity-based compensation. We believe this program: enables the Company to effectively compete for qualified executive personnel; aligns the interests of named executive officers with those of our shareholders; and appropriately rewards our named executive officers for achievement of both short- and long-term financial and strategic goals of the Company.

     The Company's board of directors is therefore asking our shareholders to approve a non-binding advisory vote on the following resolution:

          RESOLVED, That the shareholders approve the compensation of the Company's named executive officers as disclosed in its proxy statement for the 2013 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the compensation tables and related narrative disclosure).

     While this "say-on-pay" proposal is a non-binding advisory vote, the Company's board of directors values the opinion of the Company's shareholders, and will consider the outcome of this vote when making future compensation decisions for the Company's named executive officers.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting is required to approve this "say-on-pay" vote.

     The board of directors recommends a vote "FOR" the proposal approving the compensation of the Company's named executive officers.

         NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY
                     VOTES TO APPROVE EXECUTIVE COMPENSATION

     We are also requesting the Company's shareholders to vote to recommend that future "say-on-pay" votes be held every three years. This vote, on what is sometimes referred to as a "frequency of say-on-pay proposal," is required under the Dodd-Frank Act. This year's annual meeting will be the first time that we present our shareholders with a "frequency of say-on-pay" vote. The board of directors believes that holding future "say-on-pay" votes every three years is most consistent with the Company's approach to executive compensation, in which the Company seeks to enhance the long-term growth of the Company, and to attract, retain and motivate our executive officers over the long term.

     As an advisory vote, this proposal is not binding upon the Company or its board of directors; however, the board of directors values the opinion of the Company's shareholders, and will consider the outcome of this vote when making future decisions regarding the frequency of shareholder votes on named executive officer compensation.

     The frequency (e.g., every one, two, or three years) that receives the greatest number of votes of holders of shares present in person or represented by proxy will be deemed to be the shareholders' recommendation with respect to the frequency of future "say-on-pay" voting.

     The board of directors recommends a vote of "EVERY THREE YEARS" on the frequency of future shareholder "say-on-pay" votes.

   RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The board of directors has appointed the firm of Somerset CPAs, P.C. ("Somerset") as the Company's independent registered public accounting firm for

2013. Somerset has served as the Company's independent registered public accounting firm since 2006. Although action by the shareholders in this matter is not required, the board of directors believes that in light of the critical role played by the independent registered public accounting firm in maintaining the integrity of the Company's financial controls and reporting, it is a matter of good practice.

     In the event our shareholders fail to approve the proposal to appoint Somerset as the Company's independent registered public accounting firm, the board of directors will reconsider retaining another firm. Even if the selection is ratified, the board of directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

     The board of directors recommends a vote "FOR" the proposal to ratify the selection of Somerset CPAs, P.C. as the Company's independent registered public accounting firm for the year ending December 31, 2013.


                           INDEPENDENT AUDITOR'S FEES

     The following table presents fees for professional audit services rendered by Somerset for the audit of our annual financial statements and review of our quarterly financial statements, and fees billed for other services rendered by Somerset during 2011 and 2012.

                                             2012               2011
                                             ----               ----
Audit fees and review fees (1)             $90,000            $90,750
-----------------
(1) Audit fees consist of fees rendered for professional services rendered by Somerset for the audit of our financial statements included in our Forms 10-K for the years ended December 31, 2011 and 2012, and the review of the unaudited financial statements included in our quarterly reports during 2011 and 2012.

     The engagement of Somerset, for conducting the audit of the Company's financial statements for the years ended December 31, 2011 and 2012, and for the review of its financial statements included in its Form 10-Q's during 2011 and 2012, was pre-approved by the Company's board of directors. Somerset has not been engaged by the Company to perform any services other than audits of the financial statements included in its Form 10-K's and review of the financial statements in its Form 10-Qs. The board of directors does not have a pre-approval policy with respect to work performed by the Company's independent auditor.

     Representatives of Somerset are not expected to attend the annual meeting.

                  SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

     If a shareholder wishes to have a proposal included in the Company's proxy statement for an annual meeting, the shareholder must satisfy the requirements established under our By-Laws and the requirements established by the Securities and Exchange Commission. Rule 14a-8 under the Securities Exchange Act of 1934, as amended, requires that shareholders requesting to have a proposal included in the Company's proxy statement for an annual meeting of shareholders must submit their proposal in writing to the Company at least 120 days before the anniversary date of the date the Company's proxy statement was released to shareholders for the prior year's annual meeting. Therefore, any shareholder requesting to submit a proposal for inclusion in the Company's proxy statement for the 2014 annual shareholders' meeting must deliver a proposal to the Secretary of the Company no later than January 10, 2014.

     Any shareholder of Noble Roman's eligible to vote in an election may also make shareholder proposals and nominations for the 2014 annual meeting outside of the process described above for proposals subject to Rule 14a-8. In order to be considered at the 2014 annual meeting, all shareholder proposals, nominations and notifications submitted outside of the process described above for proposals subject to Rule 14a-8 must (1) comply with the procedures set forth in the Company's By-Laws, and (2) be delivered to the Secretary of the Company no earlier than March 1, 2014 and no later than April 1, 2014.


                                  OTHER MATTERS

     The board of directors does not intend to bring any matters before the meeting other than as stated in this proxy statement, and the Company is not aware that any other matters will be presented for action at the meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy. However, consistent with the Company's By-Laws, the agenda for this year's meeting is set and no additional matters may be submitted for consideration by our shareholders at the meeting, other than procedural issues such as adjournment, postponement or continuation. Whether or not you plan to attend the Meeting in person, please complete, sign, date and return the enclosed proxy form promptly.


                                /s/  Paul W. Mobley
                                --------------------------------------
                                Paul W. Mobley,
                                Chairman and Chief Executive Officer


                                May 17, 2013
                                Indianapolis, Indiana